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                                                                   Exhibit 10.19

                SUPPLEMENTAL LIMITED LIABILITY COMPANY AGREEMENT


                  This SUPPLEMENTAL LIMITED LIABILITY COMPANY AGREEMENT, dated as of March 21, 2000 (the "Agreement"), is entered into by and between WBT Holdings LLC, a Dela ware limited liability company (the "Company"), and the individual listed on the signature page hereto (the "Individual").

                  WHEREAS, the Company desires to grant Underfunded Units (the "Units") to an additional member of the Company's management and the Individual desires to accept such grant; and

                  WHEREAS, the Company and the Individual desire to enter into this Agreement in order to set forth their understanding with respect to certain voting arrangements, transfer rights and other matters relating to the Individual's ownership of the Units and to acknowledge that the Units are subject to, and governed by, the Limited Liability Company Agreement (as defined below).

                  NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

                                    ARTICLE I

              INCORPORATION OF LIMITED LIABILITY COMPANY AGREEMENT

                  SECTION 1.1 Documentation With Respect to the Shares. The Individual hereby acknowledges that the Units are subject to various agreements, including with out limitation, the Limited Liability Company Agreement, dated as of February 10, 2000 (as the same may be amended from time to time, the "Limited Liability Company Agreement"), by and among the Company and the Members of the Company as set forth therein. Terms not defined herein shall have the meaning set forth in the Limited Liability Company Agreement.

                  SECTION 1.2 Access to Information. The Individual (i) has reviewed the Limited Liability Company Agreement and the other materials furnished to him in

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connection with the transactions contemplated hereby and (ii) has been granted the opportunity to ask questions of, and has received answers from, representatives of the Company and its affiliates concerning the terms and conditions of the Units and has been granted the opportunity to obtain any additional information that he deems necessary to verify the accuracy of the information contained in the Limited Liability Company Agreement and such other materials.

                  SECTION 1.3 General. Upon the execution of this Agreement, the Individual shall be deemed, in accordance with Article XIV of the Limited Liability Company Agreement, to have the same rights and obligations as a Member (as defined therein) for purposes of the Limited Liability Company Agreement. The Individual hereby agrees to be bound by, and agrees that the Units are subject to, and governed by, the terms and conditions of the Limited Liability Company Agreement. The Individual, in accordance with Article XIV of the Limited Liability Company Agreement, is hereby deemed to be a Management Member (as defined therein) with respect to the Units (and only such Units) which are subject to, or governed by, this Agreement for all purposes of the Limited Liability Company Agreement. The Individual hereby agrees that the Units are Underfunded Units. Pursuant to Section 14.3 of the Limited Liability Company Agreement, this Agreement is effective as of the date hereof.

                  SECTION 1.4 Conflict. In the event of a conflict between the terms hereof and the Limited Liability Company Agreement, the terms of the Limited Liability Company Agreement shall control.


                                   ARTICLE II

                                  Miscellaneous

                  SECTION 2.1 After-Acquired Units. All of the provisions of this Agreement shall apply to all of the securities of the Company now owned or which may be issued or Transferred (as defined in the Limited Liability Company Agreement) hereafter to the Individual in consequence of any additional issuance, grant, purchase (including, without limitation, pursuant to options to purchase capital stock of the Company), exchange, conver-


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sion, or reclassification of securities, corporate reorganization, or any other form of recapitalization, consolidation, merger, unit split or unit dividend, or which are acquired by the Individual in any other manner (all of which shall be deemed to be "Units" hereunder); provided, however, that, notwithstanding anything contained herein to the contrary, no Units, rights to acquire Units or other securities of the Company which are owned by the Individual or any entity controlled or created by the Individual prior to the date hereof shall be subject to, or governed by, this Agreement.

                  SECTION 2.2 Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  SECTION 2.3 Terms of Agreement. This Agreement shall become effective on the date hereof and shall continue in full force and effect until the date on which the Limited Liability Company Agreement terminates.

                  SECTION 2.4 Successors and Assigns. All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, how ever, no party hereto may assign this Agreement or his or its rights or obligations hereunder without the prior written consent of the other party hereto.

                  SECTION 2.5 Entire Agreement. This Agreement and the Limited Liability Company Agreement constitute the complete understanding and agreement among the par ties hereto with respect to the subject matter hereof and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.




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                  SECTION 2.6 Approvals and Consents. The Individual hereby
agrees, for himself, his heirs and legal representatives(s), to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, and to take such other actions as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the Limited Liability Company Agreement and the transactions contemplated hereby and thereby.

                  SECTION 2.7 Notices. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, or if given by telex or other telegraphic means, to such party at his or its address set forth in Schedule A hereto. Any such notice shall for all purposes of this Agreement be deemed to have been given, and received by the addressee, on the date of such personal delivery or telex or telegraphic notice or five (5) days after any such mailing thereof.

                  SECTION 2.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  SECTION 2.9 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                  SECTION 2.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 2.11 Headings. All section headings herein are for convenience of reference and are not part of this Agreement, and no construction or interference shall be derived therefrom.




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                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.


                                              __________________________________
                                              Name: Bruce Barnes


                                              WBT HOLDINGS LLC



                                              By:_______________________________
                                                 Name:  Robert Fogelson
                                                 Title:



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                                                                      Schedule A

Individual:

Bruce Barnes






Company:

WBT Holdings LLC




           Units Granted                      Underfunded Amount                Capital Account
           -------------                      ------------------                ---------------
              300,000                                   $4 per Unit                    $0
              200,000                                $[ ]* per Unit



--------

*        Amount equal to the per share price in the IPO.


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